Exhibit 10.42

MANAGEMENT UNIT SUBSCRIPTION AGREEMENT

(Co-Investment; Independent Director Form)

THIS MANAGEMENT UNIT SUBSCRIPTION AGREEMENT (this “Agreement”) by and between Apria Holdings LLC, a Delaware limited liability company (the “Company”), and the individual named on the Director Master Signature Page hereto (“Director”) is made as of the date set forth on such Director Master Signature Page.

WHEREAS, on the terms and subject to the conditions hereof, Director desires to subscribe for and acquire from the Company, and the Company desires to issue and provide to Director, the Company’s Class A-2 Units (the “Units”), in each case in the amount set forth on Director’s Master Signature Page, as hereinafter set forth; and

WHEREAS, this Agreement is one of several agreements being entered into by the Company or its Subsidiaries from time to time with certain persons who are or will be key employees or advisors of the Company or one or more Affiliates (collectively with Director, the “Management Investors”) as part of a management equity purchase plan designed to comply with Regulation D or Rule 701, as applicable, promulgated under the Securities Act (as defined below);

NOW, THEREFORE, in order to implement the foregoing and in consideration of the mutual representations, warranties, covenants and agreements contained herein, the parties hereto agree as follows:

1.	Definitions.

1.1 Affiliate. An “Affiliate” of, or Person “Affiliated” with, a specified Person shall mean a Person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the Person specified.

1.2 Agreement. The term “Agreement” shall have the meaning set forth in the preface.

1.3 Apria. The term “Apria” means Apria Healthcare Group Inc., a Delaware corporation.

1.4 Blackstone. The term “Blackstone” means Blackstone Capital Partners V L.P. and its Affiliates.

1.5 Board. The “Board” shall mean the Company’s Board of Directors.

1.6 Closing. The term “Closing” shall have the meaning set forth in Section 2.2.

1.7 Closing Date. The term “Closing Date” shall have the meaning set forth in Section 2.2.

1.8 Company. The term “Company” shall have the meaning set forth in the preface.

1.9 Employee and Employment. The term “employee” shall mean, without any inference as to negate Director’s status as a member of the Company for all purposes hereunder (subject to the terms hereof) and for federal and other tax purposes, any employee (as defined in accordance with the regulations and revenue rulings then applicable under Section 3401(c) of the Internal Revenue Code of 1986, as amended) of the Company or any of its Subsidiaries, and the term “employment” shall include service as a part- or full-time employee or board member to the Company or any of its Subsidiaries.

1.10 Director. The term “Director” shall have the meaning set forth in the preface.

1.11 Director’s Group. The term “Director’s Group” shall mean Director and Director’s Permitted Transferees.

1.12 LLC Agreement. The term “LLC Agreement” shall have the meaning set forth in the Securityholders Agreement.

1.13 Management Investors. The term “Management Investors” shall have the meaning set forth in the preface.

1.14 Permitted Transferee. The term “Permitted Transferee” means any Person to whom Director transfers Units in accordance with the Securityholders Agreement (other than the Sponsor and the Company and their respective Affiliates and except for transfers pursuant to a Public Offering).

1.15 Person. The term “Person” shall mean any individual, corporation, partnership, limited liability company, trust, joint stock company, business trust, unincorporated association, joint venture, governmental authority or other entity of any nature whatsoever.

1.16 Public Offering. The term “Public Offering” shall have the meaning set forth in the Securityholders Agreement.

1.17 Securities Act. The term “Securities Act” shall mean the Securities Act of 1933, as amended, and all rules and regulations promulgated thereunder, as the same may be amended from time to time.

1.18 Securityholders Agreement. The term “Securityholders Agreement” shall mean the Amended and Restated Securityholders Agreement dated as of April 8, 2010 among the Sponsor, one or more Management Investors and the Company, as it may be amended or supplemented thereafter from time to time.

1.19 Sponsor. The term “Sponsor” means Blackstone.

1.20 Subsidiary. The term “Subsidiary” means any corporation, limited liability company, partnership or other entity with respect to which another specified entity has the power to vote or direct the voting of sufficient securities to elect directors (or comparable authorized persons of such entity) having a majority of the voting power of the board of directors (or comparable governing body) of such entity.

1.21 Termination Date. The term “Termination Date” means the date upon which Director’s employment with the Company and its Subsidiaries is terminated.

2.	Subscription for and Issuance of Units.

2.1 Purchase of Units. Pursuant to the terms and subject to the conditions set forth in this Agreement, Director hereby subscribes for and agrees to purchase, and the Company hereby agrees to issue and sell to Director on the Closing Date, the number and classes of Units set forth on Director’s Master Signature Page in exchange for the cash purchase price (the “Purchase Price”) specified on Director’s Master Signature Page.

2.2 The Closing. The closing (the “Closing”) of the grant of Units hereunder shall take place on the closing date specified in Director’s Master Signature Page. The date of the Closing shall be the “Closing Date”. On the Closing Date, Director shall pay the Purchase Price to the Company by check or wire transfer in immediately available funds.

2.3 Closing Conditions. Notwithstanding anything in this Agreement to the contrary, the Company shall be under no obligation to issue, grant to Director any Units unless (i) Director is an employee of, or consultant to, the Company or one of its Subsidiaries on the Closing Date; (ii) the representations of Director contained in Section 3 hereof are true and correct in all material respects as of the Closing Date and (iii) Director is not in breach of any agreement, obligation or covenant herein required to be performed or observed by Director on or prior to the Closing Date.

3.	Investment Representations and Covenants of Director.

3.1 Units Unregistered. Director acknowledges and represents that Director has been advised by the Company that:

(a) the offer and sale of the Units have not been registered under the Securities Act;

(b) the Units must be held indefinitely and Director must continue to bear the economic risk of the investment in the Units unless the offer and sale of such Units are subsequently registered under the Securities Act and all applicable state securities laws or an exemption from such registration is available (or as otherwise provided in the Securityholders Agreement);

(c) there is no established market for the Units and it is not anticipated that there will be any public market for the Units in the foreseeable future;

(d) a restrictive legend in the form set forth below and the legends set forth in Section 7.3(a) and (b) of the Securityholders Agreement shall be placed on the certificates, if any, representing the Units:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN REPURCHASE OPTIONS AND OTHER PROVISIONS SET FORTH IN A MANAGEMENT UNITS SUBSCRIPTION AGREEMENT WITH THE ISSUER,

AS AMENDED AND MODIFIED FROM TIME TO TIME, A COPY OF WHICH MAY BE OBTAINED BY THE HOLDER HEREOF AT THE ISSUER’S PRINCIPAL PLACE OF BUSINESS WITHOUT CHARGE”; and

(e) a notation shall be made in the appropriate records of the Company indicating that the Units are subject to restrictions on transfer and, if the Company should at some time in the future engage the services of a securities transfer agent, appropriate stop-transfer instructions will be issued to such transfer agent with respect to the Units.

3.2 Additional Investment Representations. Director represents and warrants that:

(a) Director’s financial situation is such that Director can afford to bear the economic risk of holding the Units for an indefinite period of time, has adequate means for providing for Director’s current needs and personal contingencies, and can afford to suffer a complete loss of Director’s investment in the Units;

(b) Director’s knowledge and experience in financial and business matters are such that Director is capable of evaluating the merits and risks of the investment in the Units;

(c) Director understands that the Units are a speculative investment which involves a high degree of risk of loss of Director’s investment therein, there are substantial restrictions on the transferability of the Units and, on the Closing Date and for an indefinite period following the Closing, there will be no public market for the Units and, accordingly, it may not be possible for Director to liquidate Director’s investment in case of emergency, if at all;

(d) Director understands and has taken cognizance of all the risk factors related to the purchase of the Units and, other than as set forth in this Agreement, no representations or warranties have been made to Director or Director’s representatives concerning the Units or the Company or their prospects or other matters;

(e) Director has been given the opportunity to examine all documents and to ask questions of, and to receive answers from, the Company and its representatives concerning the Company and its Subsidiaries, the Securityholders Agreement, the Company’s organizational documents and the terms and conditions of the purchase of the Units and to obtain any additional information which Director deems necessary;

(f) all information which Director has provided to the Company and the Company’s representatives concerning Director and Director’s financial position is complete and correct as of the date of this Agreement; and

(g) Director is or is not an “accredited investor” within the meaning of Rule 501(a) under the Securities Act, as indicated on Director’s Master Signature Page.

3.3 Other Representations. Director acknowledges that Blackstone and its Affiliates may, from time to time, provide services to the Company and its Affiliates for which a fee will be paid by the Company or its Affiliates, including an annual monitoring/advisory fee.

4.	Miscellaneous.

4.1 Transfers. Prior to the transfer of Units to a Permitted Transferee, Director shall deliver to the Company a written agreement of the proposed transferee (a) evidencing such Person’s undertaking to be bound by the terms of this Agreement and (b) acknowledging that the Units transferred to such Person will continue to be Units for purposes of this Agreement in the hands of such Person. Any transfer or attempted transfer of Units in violation of any provision of this Agreement or the Securityholders Agreement shall be void, and the Company shall not record such transfer on its books or treat any purported transferee of such Units as the owner of such Units for any purpose.

4.2 Recapitalizations, Exchanges, Etc., Affecting Units. The provisions of this Agreement shall apply, to the full extent set forth herein with respect to the Units, to any and all securities of the Company or any successor or assign of the Company (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in exchange for, or in substitution of the Units, by reason of any dividend payable in Units, issuance of Units, combination, recapitalization, reclassification, merger, consolidation or otherwise.

4.3 Director’s Employment by the Company. Nothing contained in this Agreement shall be deemed to obligate the Company or any Subsidiary of the Company to employ Director in any capacity whatsoever or to prohibit or restrict the Company (or any such Subsidiary) from terminating the employment of Director at any time or for any reason whatsoever, with or without cause.

4.4 Cooperation. Director agrees to cooperate with the Company in taking action reasonably necessary to consummate the transactions contemplated by this Agreement.

4.5 Binding Effect. The provisions of this Agreement shall be binding upon and accrue to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns; provided, however, that no Transferee shall derive any rights under this Agreement unless and until such Transferee has executed and delivered to the Company a valid undertaking and becomes bound by the terms of this Agreement; and provided further that the Sponsor is a third party beneficiary of this Agreement and shall have the right to enforce the provisions hereof.

4.6 Amendment; Waiver. This Agreement may be amended only by a written instrument signed by the parties hereto. No waiver by any party hereto of any of the provisions hereof shall be effective unless set forth in a writing executed by the party so waiving.

4.7 Governing Law; Jurisdiction. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware applicable to contracts made and to be performed therein. Any suit, action or proceeding with respect to this Agreement, or any judgment entered by any court in respect of any thereof, shall be brought in any court of competent jurisdiction in the State of New York or the State of Delaware, and each of the Company and the members of Director’s Group hereby submits to the exclusive jurisdiction of such courts for the purpose of any such suit, action, proceeding or judgment. Each of the members of Director’s Group and the Company hereby irrevocably waives (i) any objections which it may now or hereafter have to the laying of the venue of any suit, action or proceeding arising out of or relating to this Agreement brought in any court of competent jurisdiction in the State of Delaware or the State of New York, (ii) any claim that any such suit, action or proceeding brought in any such court has been brought in any inconvenient forum and (iii) any right to a jury trial.

4.8 Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered by hand or overnight courier or three postal delivery days after it has been mailed by United States registered mail, return receipt requested, postage prepaid, addressed to the respective addresses set forth below in this Agreement, or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only upon receipt.

(a) If to the Company:

Apria Holdings LLC

c/o Apria Healthcare Group Inc.

Apria Healthcare Group Inc.

26220 Enterprise Court

Lake Forest, California 92630

Attention: General Counsel

with a copy (which shall not constitute notice) to:

The Blackstone Group

345 Park Avenue

New York, NY 10154

Attention: Neil P. Simpkins

and

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, NY 10017-3954

Attention: Gregory T. Grogan

If to Director:

To the most recent address of Director set forth in the personnel records of the Company.

4.9 Integration. This Agreement and the documents referred to herein (including referred to in the Director Master Signature Page) or delivered pursuant hereto which form a part hereof contain the entire understanding of the parties with respect to the subject matter hereof and thereof. There are no restrictions, agreements, promises, representations, warranties, covenants or undertakings with respect to the subject matter hereof other than those expressly set forth herein and therein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

4.10 Counterparts. This Agreement may be executed in separate counterparts, and by different parties on separate counterparts each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

4.11 Rights Cumulative; Waiver. The rights and remedies of Director and the Company under this Agreement shall be cumulative and not exclusive of any rights or remedies which either would otherwise have hereunder or at law or in equity or by statute, and no failure or delay by either party in exercising any right or remedy shall impair any such right or remedy or operate as a waiver of such right or remedy, nor shall any single or partial exercise of any power or right preclude such party’s other or further exercise or the exercise of any other power or right. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any preceding or succeeding breach and no failure by either party to exercise any right or privilege hereunder shall be deemed a waiver of such party’s rights or privileges hereunder or shall be deemed a waiver of such party’s rights to exercise the same at any subsequent time or times hereunder.

*    *    *    *    *

*    *    *    *    *

This Subscription Agreement between the Company and the Director named on the Director Master Signature Page hereto is dated and executed as of the date set forth on such Director Master Signature Page.

*    *    *    *    *